Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Arcadia Resources, Inc. and Subsidiaries
Indianapolis, Indiana
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-140227, 333-145705, and 333-145706) and Form S-8 (No. 333-137805) of Arcadia Resources, Inc. of our reports dated June 13, 2008, relating to the consolidated financial statements and financial statement schedule and the effectiveness of Arcadia Resources, Inc. and Subsidiaries’ internal control over financial reporting included in this Form 10-K.
/s/ BDO Seidman, LLP
BDO Seidman, LLP
Troy, Michigan
June 13, 2008